UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2013

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2013, Lowe’s Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally have agreed to purchase, $500 million aggregate principal amount of the Company’s 3.875% Notes due September 15, 2023 and $500 million aggregate principal amount of the Company’s 5.000% Notes due September 15, 2043 (together, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-183730) filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and customary closing conditions, indemnification rights and termination provisions. The sale of the Notes is expected to close on September 11, 2013.

The Notes will be issued under an Amended and Restated Indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee), as supplemented by a supplemental indenture, to be dated as of September 11, 2013, between the Company and the trustee (the “Indenture”). A description of the Notes and a description of the underwriting thereof are included in the Company’s Prospectus Supplement, dated as of September 4, 2013 and filed with the Commission on September 5, 2013, pursuant to Rule 424(b)(2) of the Securities Act.

Some of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s senior credit facility described in the Company’s filings with the Commission. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. In addition, BNY Mellon Capital Markets, LLC, one of the Underwriters, is an affiliate of the trustee under the Indenture.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of September 4, 2013, by and among Lowe’s Companies, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: September 9, 2013	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Chief Legal Officer, Chief Compliance Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 4, 2013, by and among Lowe’s Companies, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named therein